EXHIBIT (21) SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT


   Technitrol, Inc., which has no parent, has the following subsidiaries:

               Name                    Incorporation             Percent Owned
-----------------------------------    -----------------------   -------------
John Chatillon & Sons, Inc.            New York                       100%
Advanced Metallurgy, Inc.              Pennsylvania                   100%
Technitrol International, Inc.         Delaware                       100%
Chace Precision Metals, Inc.           Delaware                       100%
Lloyd Instruments, Ltd.                United Kingdom                 100%
Technitrol Investments, Inc.           Delaware                       100%
Fil-Mag Taiwan Corporation             Taiwan                         100%
Fil-Mag Philippines Corporation        Philippines                    100%
Pulse Engineering, Inc.                Delaware                       100%
Pulse Engineering Distribution, Ltd.   Ireland                        100%
Pulse Electronics, Ltd.                Hong Kong                      100%
Dongguan Pulse Electronics Co., Ltd.   Peoples Republic of China      100%


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